                     AMENDMENT TO PLEDGE AGREEMENT


                    AMENDMENT dated as of December 30, 1997 (this "Amendment") to the Pledge Agreement dated as of February 17, 1995 (as in effect immediately prior to the date hereof, the "Pledge Agreement") among DEPARTMENT 56, INC., a Delaware corporation (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as agent for the Banks referred to below (in such capacity, the "Agent").


                                W I T N E S S E T H :


                    WHEREAS, D 56, Inc. (the "Company"), certain lenders (the "Banks") and co-agents (the "Co-Agents") and the Agent are parties to the Amended and Restated Credit Agreement dated as of February 17, 1995 (as amended, the "Credit Agreement"); and

                    WHEREAS, it is a condition precedent to the effectiveness of the Third Amendment dated as of December 17, 1997 that the Pledge Agreement be amended as set forth herein in order to include as Pledged Stock thereunder all of the shares of capital stock of Department 56 Retail, Inc., a Minnesota corporation, and Department 56 Sales, Inc., a Minnesota corporation (collectively, the "New Pledged Subsidiaries"), each of which is a wholly-owned subsidiary of the Pledgor;

                    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                    1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement or the Pledge Agreement are used herein as so defined.

                    2.  Amendments to Pledge Agreement.    (a)  All
          references in the Pledge Agreement to the "Issuer" shall be deemed to be a reference to each of FL 56 Intermediate Corp., a Delaware corporation, and the New Pledged Subsidiaries;

                    (b) All references in the Pledge Agreement to the "Pledged Stock" shall be deemed to be a reference to all of the capital stock of each of FL 56 Intermediate Corp., a Delaware corporation, and the New Pledged Subsidiaries;

                    (c) Schedule I to the Pledge Agreement is hereby supplemented by adding thereto the information set forth on
          Schedule I to this Amendment; and

                    (d) The address of each Issuer shall be the same address as for the Company under the Credit Agreement.

                    3.  Pledge of Capital Stock of Department 56 Retail,

          Inc. and Department 56 Sales, Inc. Upon the effectiveness of this Amendment, the Pledgor will deliver to the Agent, for the ratable benefit of the Banks, all of the Pledgor's right, title and interest in the capital stock of each of Department 56 Retail, Inc. and Department 56 Sales, Inc. and thereby transfer and grant to the Agent, for the ratable benefit of the Banks, a first security interest in all of the Pledgor's right, title and interest in such capital stock, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations. The Pledgor will execute and deliver stock powers to the Agent with respect to such capital stock as required by Section 3 of the Pledge Agreement.

                    4. No Other Amendments. Except as expressly amended hereby, the Pledge Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Without limitation of the foregoing, the security interest in the Collateral created by the Pledge Agreement prior to the effectiveness of this Amendment shall remain in full force and effect having the same perfected status and priority, and this Amendment shall not affect the perfection or priority of any such security interest.

                    5. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                    6. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when each of the following conditions to effectiveness shall have been satisfied:

                    (i) the Agent shall have received counterparts to this Amendment, duly executed by the Pledgor and the Agent; and

                   (ii) the Agent shall have received the Acknowledgement and Consent, attached to the Pledge Agreement, duly executed by each of the New Pledged Subsidiaries.

                    7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                        DEPARTMENT 56, INC.
                                        By: /s/ TIMOTHY J. SCHUGEL
                                          Title:  Vice President

                                        THE CHASE MANHATTAN BANK, as Agent
                                        By: /s/ JOHATHAN TWITCHELL
                                          Title:  Authorized Signatory

                               Schedule I


                 INFORMATION ON NEW PLEDGED SUBSIDIARIES TO BE ADDED
                        TO SCHEDULE I OF THE PLEDGE AGREEMENT


                                         Stock                    Percentage
                             Class of    Certificate   No. of     of
          Issuer             Stock       No.           Shares     Issued
                                                                  Shares

          Department 56      Common      1            100,000     100%
          Retail, Inc.

          Department 56      Common      5            100,000     100%
          Sales, Inc.
